UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                   FORM 8-K/A
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934


                        Date of report: December 8, 2003
                        (Date of earliest event reported)

                        Commission file number 000-26213

                             ARC COMMUNICATIONS INC.
             (Exact Name of Registrant as specified in its charter)

             New Jersey                               22-3201557
             ----------                         ----------------------
      (State of Incorporation)                 (IRS Identification No.)


                              401 Hackensack Avenue
                                    3rd Floor
                              Hackensack, NJ 07601
                                  732/219-1766

         (REGISTRANT'S ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER)

Item 2. Acquisition or Disposition of Assets

      On December 8, 2003, the Registrant, RoomLinX, Inc., a Nevada corporation ("RoomLinX"), and RL Acquisition, Inc. ("RL"), a Nevada corporation and wholly-owned subsidiary of the Registrant, entered into an Agreement and Plan of Merger, and on February 25, 2004, the parties entered into the Amendment to Agreement and Plan of Merger (together, with all changes and amendments thereto, the "Merger Agreement"). The Merger Agreement provides for the issuance of securities pursuant to the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, whereby the Registrant will acquire RoomLinX through the merger of RoomLinX with and into RL, with RL as the surviving corporation of such merger. In consideration for the merger, the stockholders of RoomLinX shall receive an aggregate of (i) 68,378,346 shares of the Registrant's common stock and (ii) warrants to purchase 11,465,001 shares of the Registrant's common stock. The consideration for the merger was determined through arms length negotiations.

      As a condition to consummating the transactions contemplated by the Merger Agreement, simultaneously with the filing of the certificate of merger with the Secretary of State of the State of Nevada to effect the merger, the Registrant is required to file an amendment to its Certificate of Incorporation increasing the number of authorized shares of its common stock to 250,000,000 and changing its name to "RoomLinX, Inc." In addition, following the merger, the Registrant will be reincorporated from a New Jersey corporation to a Nevada corporation by means of a merger of the Registrant with and into its wholly-owned subsidiary RL, with RL continuing as the surviving corporation under the name RoomLinX, Inc. The consummation of the merger is subject to the approval of the stockholders of each of the constituent corporations and other customary closing conditions.

      The number of shares of the Registrant's common stock and warrants to purchase shares of the Registrant's common stock to be issued to RoomLinX stockholders will represent approximately 65% of the surviving corporation's issued and outstanding common stock on the effective date of the merger, assuming the exercise of all outstanding options and warrants to purchase common stock.

      The foregoing description of the Merger Agreement and the Amendment to the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and the Amendment to the Merger Agreement. A copy of the Merger Agreement is attached as an exhibit to the Registrant's Form 8-K filed with the Securities and Exchange Commission on December 23, 2003 and is incorporated herein by reference and a copy of the Amendment to Merger Agreement is attached as an exhibit to the Registrant's Form 8-K filed with the Securities and Exchange Commission on March 4, 2004 and is incorporated herein by reference.

      This Form 8-K/A is being filed as Amendment No. 2 to the Form 8-K of Arc Communications Inc. filed with the Securities and Exchange Commission on December 23, 2003, as amended by the Form 8-K/A filed with the Securities and Exchange Commission on February 24, 2004, to provide the financial statements required by Item 7(a) of Form 8-K and to amend the financial information required by Item 7(b) of Form 8-K.

Item 7.  Financial Statements and Exhibits:

(a)   Financial Statements of Business Acquired.

      Audited Consolidated Financial Statements of RoomLinX, Inc. as of and for the year ended December 31, 2003:

        Independent Auditors' Report
        Consolidated Balance Sheets
        Consolidated Statement of Operations
        Consolidated Statements of Capital Deficiency
        Consolidated Statement of Cash Flows
        Notes to Consolidated Financial Statements

(b) Pro Forma Financial Information:

        Unaudited Pro Forma Condensed Combined Financial Statements as of and for the Year Ended December 31, 2003:

        Unaudited Pro Forma Condensed Combined Balance Sheet
        Unaudited Pro Forma Condensed Combined Statement of Operations
        Notes to the Unaudited Pro Forma Condensed Combined Financial Statements


(c)   Exhibits.

         2.1 Agreement and Plan of Merger by and among RoomLinX, Inc., Arc Communications Inc. and RL Acquisition, Inc. dated as of December 8, 2003. (1)

         2.2 Amendment to Agreement and Plan of Merger by and among RoomLinX, Inc., Arc Communications Inc. and RL Acquisition, Inc. dated as of February 25, 2004. (2)

(1)   Incorporated by reference to the Form 8-K filed on December 23, 2003.
(2)   Incorporated by reference to the Form 8-K filed on March 4, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Arc Communications Inc.
                                                     -----------------------
                                                          (Registrant)


                                                     By: /s/ Peter Bordes
                                                         -----------------------
                                                         Peter Bordes
                                                         Chairman and
                                                         Chief Executive Officer

Date: April 7, 2004

Item 7(a)         Financial Statements of Business Acquired.

INDEPENDENT AUDITORS' REPORT

To the Directors of
RoomLinX Inc.

We have audited the accompanying balance sheets of RoomLinX Inc. as of December 31, 2003 and 2002 and the related statements of operations, capital deficiency and cash flows for the year ended December 31, 2003, the seven month period ended December 31, 2002 and the year ended May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RoomLinX Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the year ended December 31, 2003, the seven month period ended December 31, 2002 and the year ended May 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and stockholders' capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


(SIGNED) DELOITTE & TOUCHE LLP


Chartered Accountants Vancouver,
British Columbia January 16, 2004

                                  ROOMLINX INC.
                                 BALANCE SHEETS
                        (STATED IN UNITED STATES DOLLARS)


                                                                    December 31,   December 31,
                                                                           2003           2002
                                                                    -----------    -----------
ASSETS

Current
  Cash and cash equivalents .....................................   $     7,252    $        --
  Accounts receivable and other .................................       225,995        198,399
  Prepaid expenses and other ....................................        20,930         15,279
                                                                    -----------    -----------
Total current assets ............................................       254,177        213,678
Property and equipment, net .....................................       269,809        358,145
                                                                    -----------    -----------
Total assets ....................................................   $   523,986    $   571,823
                                                                    ===========    ===========
LIABILITIES

Current
  Bank overdraft ................................................   $        --    $     8,182
  Accounts payable and accrued liabilities ......................       579,091        270,732
  Deferred revenue ..............................................        12,077         69,800
  Due to related parties ........................................       182,009        123,442
  Current portion of obligations under capital lease ............       225,374        178,810
  Loans payable .................................................        23,139             --
  Current portion of convertible debentures .....................       200,000             --
                                                                    -----------    -----------
Total current liabilities .......................................     1,221,690        650,966
Long-term portion of obligations under capital lease ............            --          8,016
Convertible debentures, net of current portion ..................       180,000        200,000
                                                                    -----------    -----------
Total liabilities ...............................................     1,401,690        858,982
                                                                    -----------    -----------
Continuing operations (Note 1)
Commitments (Note 6)

CAPITAL DEFICIENCY

Capital stock
  Authorized
    25,000,000 common shares with a par value of $0.001 per share
  Issued
    14,786,963 common shares (December 31, 2002 - 14,426,963) ...        14,787         14,427
Additional paid-in capital ......................................     4,551,779      4,408,139
Warrants ........................................................       157,200         60,000
Deficit .........................................................    (5,601,470)    (4,769,725)
                                                                    -----------    -----------
Total capital deficiency ........................................      (877,704)      (287,159)
                                                                    -----------    -----------
Total liabilities and capital deficiency ........................   $   523,986    $   571,823
                                                                    ===========    ===========


              See accompanying Notes to the Financial Statements.

                                  ROOMLINX INC.
                            STATEMENTS OF OPERATIONS
                        (STATED IN UNITED STATES DOLLARS)

                                                                                             Seven months
                                                                               Year ended           ended      Year ended
                                                                             December 31,    December 31,         May 31,
                                                                                     2003            2002            2002
                                                                             ------------    ------------    ------------
Revenue
  System sales and installation ..........................................   $  1,523,836    $    305,275    $         --
  Service, maintenance and usage .........................................        482,738         182,880         248,302
                                                                             ------------    ------------    ------------
                                                                                2,006,574         488,155         248,302
                                                                             ------------    ------------    ------------
Cost of Revenue
  System sales and installation ..........................................      1,232,969         284,873              --
  Service, maintenance and usage .........................................        206,216          90,135         164,287
                                                                             ------------    ------------    ------------
                                                                                1,439,185         375,008         164,287
                                                                             ------------    ------------    ------------
Gross profit .............................................................        567,389         113,147          84,015
                                                                             ------------    ------------    ------------
Operating expenses
  Sales and marketing ....................................................        451,368         196,899         363,849
  General and administrative .............................................        575,967         155,314         338,094
  Amortization of property and equipment .................................        110,015          77,398         166,770
                                                                             ------------    ------------    ------------
                                                                                1,137,350         429,611         868,713
                                                                             ------------    ------------    ------------
Loss from operations .....................................................       (569,961)       (316,464)       (784,698)
                                                                             ------------    ------------    ------------
Other
  Interest expense .......................................................        (25,982)         (6,972)         (1,816)
  Foreign exchange .......................................................        (82,602)          5,808         (10,042)
  Non-cash financing costs ...............................................       (153,200)        (64,545)         (4,535)
                                                                             ------------    ------------    ------------
Total other ..............................................................       (261,784)        (65,709)        (16,393)
                                                                             ------------    ------------    ------------
Net loss .................................................................   $   (831,745)   $   (382,173)   $   (801,091)
                                                                             ============    ============    ============
Basic and diluted loss per share .........................................   $      (0.06)   $      (0.03)   $      (0.07)
                                                                             ============    ============    ============
Basic weighted-average number of common
  shares used to calculate basic and diluted
  loss per share .........................................................     14,442,196      14,058,539      11,073,567
                                                                             ============    ============    ============


              See accompanying Notes to the Financial Statements.

                                  ROOMLINX INC.
                        STATEMENTS OF CAPITAL DEFICIENCY
                        (STATED IN UNITED STATES DOLLARS)


                                                                                          Additional
                                                               Number of                   Paid-In
                                                                Shares        Amount        Capital       Warrants      Deficit
                                                              -----------   -----------   -----------   -----------   -----------
Balance, June 1, 2001 .......................................  10,093,678   $    10,094   $ 2,997,156            --   $(3,586,461)
Issued for cash - private placement .........................   3,627,156         3,628     1,041,259            --            --
Issued for property and equipment ...........................     200,000           200       249,800            --            --
Financing expenses - options ................................          --            --         4,535            --            --
Net loss ....................................................          --            --            --            --      (801,091)
                                                              -----------   -----------   -----------   -----------   -----------
Balance, May 31, 2002 .......................................  13,920,834        13,922     4,292,750            --    (4,387,552)
Issued for cash - private placement .........................     506,129           505       110,844            --            --
Financing expenses - options ................................          --            --         4,545            --            --
Issued on convertible debenture .............................          --            --            --        60,000            --
Net loss ....................................................          --            --            --            --      (382,173)
                                                              -----------   -----------   -----------   -----------   -----------
Balance, December 31, 2002 ..................................  14,426,963        14,427     4,408,139        60,000    (4,769,725)
Issued for cash - private placement .........................      70,000            70        27,930            --            --
Issued on settlement of loans payable 150,000 ...............         150        59,850            --            --
Issued as financing costs ...................................     140,000           140        55,860            --            --
Issued on convertible debenture .............................          --            --            --        54,000            --
Issued on private placement .................................          --            --            --        43,200            --
Net loss ....................................................          --            --            --            --      (831,745)
                                                              -----------   -----------   -----------   -----------   -----------
Balance, December 31, 2003 ..................................  14,786,963   $    14,787   $ 4,551,779   $   157,200   $(5,601,470)
                                                              ===========   ===========   ===========   ===========   ===========



              See accompanying Notes to the Financial Statements.

                                  ROOMLINX INC.
                            STATEMENTS OF CASH FLOWS
                                (STATED IN UNITED
                                 STATES DOLLARS)

                                                                                                      Seven months
                                                                                        Year ended           ended    Year ended
                                                                                      December 31,    December 31,       May 31,
                                                                                              2003            2002          2002
                                                                                       -----------    -----------    -----------
Operating activities
  Loss for the period ...............................................................  $  (831,745)   $  (382,173)   $  (801,091)
  Items not affecting cash:
    Amortization of property and equipment ..........................................      110,015         77,398        166,770
    Amortization of capital lease obligation ........................................       38,547         (8,098)          (944)
    Forgiveness of debt .............................................................           --             --        (49,140)
    Loss on disposal of property and equipment ......................................           --         12,929         74,014
    Non-cash financing and consulting costs .........................................      153,200         64,545          4,535
  Change in operating assets and liabilities ........................................      217,389       (137,743)       (29,833)
                                                                                       -----------    -----------    -----------
Cash used in operating activities ...................................................     (312,594)      (373,142)      (635,689)
                                                                                       -----------    -----------    -----------
Investing activities
  Proceeds from disposal of property and equipment ..................................           --         14,461         89,959
  Purchase of property and equipment ................................................      (21,679)       (12,830)      (123,621)
                                                                                       -----------    -----------    -----------
Cash (used in) provided by investing activities .....................................      (21,679)         1,631        (33,662)
                                                                                       -----------    -----------    -----------
Financing activities
  Due to related parties ............................................................       58,567         86,097             --
  Loans payable .....................................................................       83,140        (56,858)        56,858
  Convertible debenture .............................................................      180,000        200,000             --
  Funds advanced for share subscription .............................................           --             --       (412,797)
  Issuance of common shares for cash ................................................       28,000        111,349      1,044,887
  Cash provided by financing activities .............................................      349,707        340,588        688,948
  Net increase (decrease) in cash and cash equivalents ..............................       15,434        (30,923)        19,597
Cash and cash equivalents, beginning of period ......................................       (8,182)        22,741          3,144
                                                                                       -----------    -----------    -----------
Cash and cash equivalents, end of period ............................................  $     7,252    $    (8,182)   $    22,741
                                                                                       -----------    -----------    -----------
Non-cash investing and financing activities
Issuance of common shares for property
and equipment .......................................................................  $    56,000    $        --    $   250,000
                                                                                       ===========    ===========    ===========
Issuance of common shares on settlement
of loans payable ....................................................................  $    60,000    $        --    $        --
                                                                                       ===========    ===========    ===========


              See accompanying Notes to the Financial Statements.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)


1.         CONTINUING OPERATIONS

           These financial statements of RoomLinX Inc. ("RoomLinX" or the "Company") have been prepared on the basis of accounting principles applicable to a going concern which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business.

           Several adverse conditions cast doubt on the validity of this assumption. The Company has incurred significant operating losses over the past several fiscal years, has a working capital deficiency of $967,513 and a capital deficiency of $877,704.

           Management has evaluated the Company's alternatives to enable it to pay its liabilities as they become due and payable in the current year, reduce operating losses and obtain additional or new financing in order to advance its business plan. Alternatives being considered by management include, among others, completing a merger/public financing (Note 14), obtaining financing from new lenders and the issuance of additional equity. The Company believes these measures will provide liquidity for it to continue as a going concern throughout fiscal 2004, however, management can provide no assurance with respect to their success in affecting one or more of these measures, or whether, if affected, such measures will provide sufficient financing to sustain their operations.

           These financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate because management believes that the actions already taken or planned will mitigate the adverse conditions and events that raise doubts about the validity of the going concern assumption used in preparing these financial statements.

           If the going concern assumption were not appropriate for these financial statements then adjustments would be necessary in the carrying value of assets and liabilities, the reported revenue and expenses and the balance sheet classifications used.


2.         SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS

           (a) Nature of operations

           The Company is involved in providing cost-effective networking solutions for high speed Internet access instalments available to hotels, commercial buildings, convention centres and other locations.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)


2.         SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS
           (CONTINUED)

           (b)      Basis of Presentation

                    The Company's 100% owned subsidiary Reserve X Internet Reservation Systems Inc. ("ReserveX") was formally dissolved on February 26, 2003. Prior to the dissolution, ReserveX was inactive and had no material assets or liabilities.

                    Subsequent to May 31, 2002, the Company changed its fiscal reporting period from a fiscal year ended May 31 to a fiscal year ended December 31 to align better with its current and future reporting requirements. Accordingly, the Company has presented the statements of operations, capital deficiency and cash flow for the year ended December 31, 2003, the seven month period ended December 31, 2002 and the year ended May 31, 2002.

           (c)      Use of estimates

                    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires the Company to make estimates and assumptions that may affect the amounts of assets and reported liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the period. Despite the Company's best effort to make these good faith estimates and assumptions, actual results may differ.

           (d)      Foreign currency translation

                    The United States dollar is the functional currency of the Company. Assets and liabilities in foreign currencies are translated into United States dollars using the exchange rate at the balance sheet date. Revenues and expenses are translated at average rates of exchange during the period. Gains and losses from foreign currency transactions are included in operations.

           (e)      Cash and cash equivalents

                    Cash and cash equivalents includes cash on hand, demand deposits, and short-term highly liquid investments that have original maturities of three months or less at the date of purchase.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)


2.         SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS
           (CONTINUED)

            (f)   Accounts receivable and allowance for doubtful accounts

                  Accounts receivable are comprised of billed and unbilled receivables arising from recognized or deferred revenues.

                  The Company maintains an allowance for doubtful accounts at an amount it estimates to be sufficient to provide adequate protection against losses resulting from collecting less than full payment on its receivables. In judging the adequacy of the allowance for doubtful accounts, the Company considers multiple factors including historical bad debt experience, the general economic environment, and the aging of receivables. A considerable amount of judgment is required when the Company assesses the realization of receivables, including assessing the probability of collection and the current creditworthiness of each customer. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, an additional provision for doubtful accounts may be required.

            (g)   Fair value of financial instruments

                  At December 31, 2003, the Company has the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and convertible debentures. The carrying value of cash and cash equivalents, accounts receivable, and accounts payable and accrued liabilities approximates their fair value based on their liquidity or based on their short-term nature. The fair value of the Company's obligations under capital leases and convertible debentures debt at December 31, 2003 was not readily determinable.

            (h)   Concentration of credit risk

                  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. Cash and cash equivalents are custodied with high quality financial institutions to mitigate exposure to credit risk. The Company's customer base is dispersed across many different geographic areas throughout North America. The Company performs ongoing credit evaluations of its customers and generally does not require collateral or other security to support credit sales. During the year ended December 31, 2003, no single customer accounted for more than 10% of revenues.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)


2.         SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS
           (CONTINUED)

            (i)   Property and equipment

                  Property and equipment are initially recorded at cost and the Company provides for amortization as follows:

                        Furniture                   20% declining balance method
                        Computer hardware           30% declining balance method
                        Automobile                  30% declining balance method

                  One-half   of  the  above   rate  is  taken  in  the  year  of
                  acquisition.

            (j)   Impairment of long-lived assets

                  The Company makes periodic reviews for impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 144, an impairment loss would be recognized when estimate of undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. No such impairment losses have been identified by the Company as at December 31, 2003.

            (k)   Revenue recognition

                  Over the course of its development, the Company has derived revenue from the following sources:

                  (i) Revenue from the sale and installation of Wi-Fi Wireless networking solutions is recognized under contracted arrangements upon delivery and installation at customer sites where the fee is fixed or determinable and collection is probable. Where contracted arrangements provide for customer acceptance or there is uncertainty about customer acceptance, revenue is deferred until the Company has evidence of customer acceptance. Customers generally do not have the right of return.

                  (ii) Service maintenance and usage revenue is recognized under contracted arrangements with customers when the fee is fixed or determinable and collection is probable. Service and maintenance contract revenue is recognized ratably over the contractual period. Usage fees are recognized under specific customer contracts as services are rendered where the fee is fixed or determinable and collection is probable.

                  (iii) Deferred  revenue  consists  of  payments   received  in
                        advance of revenue being earned under installation and service contracts described above.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)


2.         SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS
           (CONTINUED)

           (l)       Loss per share

                     Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. The computation of diluted earnings per share assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on earnings per share. The dilutive effect of convertible securities is reflected in diluted earnings per share by application of the "if converted" method. The dilutive effect of outstanding options and warrants and their equivalents is reflected in diluted earnings per share by application of the treasury stock method.

           (m)       Stock-based compensation

                     Under the  Company's  Stock  Option  Plan,  the Company may
                     grant  options  to  its  directors,   officers,  employees,
                     independent contractors and consultants.

                     As of December 31, 2003, the Company has not issued stock options to its employees or directors. As permitted under SFAS No. 123, the Company has elected to continue to follow APB Opinion No. 25 in accounting for stock-based awards to employees. Under APB Opinion No. 25, the Company will generally recognize no compensation expense with respect to such awards, since the exercise price of the stock options granted are expected to equal to the fair market value of the underlying security on the grant date.

                     The Company's policy is to record deferred compensation charges related to its employee stock options in those situations where options are granted at an exercise price lower than the deemed fair value of the underlying common shares or where options are granted to non-employees. These amounts are amortized as a charge to operations over the vesting periods of the individual stock options.

                     Pro forma information regarding net income and earnings per share is required by SFAS No. 123 for awards granted after December 31, 1994 as if the Company had accounted for its stock-based awards to employees under the fair value method of SFAS 123. The fair value of the Company's stock-based awards to employees is estimated as of the date of the grant using a Black-Scholes option pricing model. As the Company has issued no stock options to its employees or directors, there are no pro forma stock compensation charges to disclose. Limitations on the effectiveness of the Black-Scholes option valuation model are that it was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable and that the model requires the use of highly subjective assumptions including expected stock price volatility.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)


2.         SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS
           (CONTINUED)

           (n)      Income taxes

                    The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. This statement provides for a liability approach under which deferred income taxes are provided based upon currently enacted tax laws and rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

           (o)      Comprehensive income

                    SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Company has no comprehensive income items, other than net loss, in any of the periods presented.

           (p)      Advertising

                    The Company expenses advertising costs as they are incurred. Advertising expense is included in sales and marketing expenses and amounted to $128,667 in the year ended December 31, 2003 (seven months ended December 31, 2002 - $34,605; twelve months ended May 31, 2002 - $55,007).

           (q)      Newly adopted and recently issued accounting standards

                    On January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 144. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, and elements of APB 30, Reporting the Results of Operations - Reporting the Effects on Disposal of a Segment of a Business and Extraordinary, Unusual or Infrequently Occurring Events and Transactions. SFAS No. 144 establishes a single-accounting model for long-lived assets to be disposed of while maintaining many of the provisions relating to impairment testing and valuation. The adoption of this statement did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

                    In April 2002, SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, was issued. This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions. The adoption of this statement did not have an impact on the Company's consolidated financial position, results of operations or cash flows.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)


2.         SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS
           (CONTINUED)

           (q)      Newly  adopted  and  recently  issued  accounting  standards
                    (continued)

                    In June 2002, SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, was issued. This statement provides guidance on the recognition and measurement of liabilities associated with disposal activities and is effective on January 1, 2003. Under SFAS No. 146, companies will record the fair value of exit or disposal costs when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS No. 146 may result in the Company recognizing the cost of future restructuring activities, if any, over a period of time rather than in one reporting period.

                    In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Mutliple Deliverables ("Issue 00-21"). Issue 00-21 provides guidance on how to account for arrangements that involve the deliver or performance of multiple products, services and/or rights to use assets. The provisions of Issue 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company does not believe that the adoption of Issue 00-21 will have a material effect on its consolidated financial position, results of operations or cash flows.

                    In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others, ("FIN 45"). FIN 45 requires the Company to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in the issuance of the guarantee. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The disclosure requirements effective for the year ending December 31, 2002, expand the disclosures required by a guarantor about its obligations under a guarantee. The adoption of the accounting requirements of this statement did not impact the Company's financial position, results of operations or cash flows. The adoption of the disclosure requirements of this statement did not result in additional disclosures.

                    In December 2002, SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, was issued. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The disclosure provisions of SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002 and interim periods beginning after December 15,2002. The adoption of this statement did not impact the Company's financial position, results of operations or cash flows.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)


2.         SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS
           (CONTINUED)

           (q)      Newly  adopted  and  recently  issued  accounting  standards
                    (continued)

                    In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, ("FIN 46") that addresses the consolidation of variable interest entities. In December 2003, the FASB issued a revised Interpretation "FIN 46R". Under the revised Interpretation, an entity deemed to be a business, based on certain specified criteria, need not be evaluated to determine if it is a Variable Interest Entity. Company must apply the provisions to variable interests in entities created before February 1, 2003 during the quarter ended December 31, 2003. Adoption of FIN 46 and FIN 46R did not have an impact on the Company's financial condition or results of operations.

                    In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have both characteristics of liabilities and equity. SFAS No. 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatorily redeemable equity instruments and certain equity derivatives. SFAS No. 150 is effective for all financial instruments created or modified after May 31, 2003, and to other instruments as of July 1, 2003. The Company will adopt the provisions of SFAS No. 150 on July 1, 2003. The Company does not expect that the adoption of this Statement will have a material impact on its results of operations and financial position.


3.         ACCOUNTS RECEIVABLE AND OTHER

           The principle components of accounts receivable and other were as follows:

                                                                                               December 31,
                                                                                           -------------------
                                                                                               2003       2002
                                                                                           --------   --------
Trade accounts receivable ..............................................................   $194,875   $135,768
Unbilled receivables ...................................................................      2,116     52,855
GST receivable .........................................................................     29,004      9,776
                                                                                           --------   --------
                                                                                           $225,995   $198,399
                                                                                           ========   ========


           It is anticipated that the Company will recover 100% of its accounts receivable and therefore no allowance for doubtful accounts has been provided.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003
                        (STATED IN UNITED STATES DOLLARS)


4.         PROPERTY AND EQUIPMENT

           The components of property and equipment are as follows:


                                                             December 31,                 December 31,
                                                                2003                          2002
                                          --------------------------------------------   --------------
                                                           Accumulated       Net Book      Net Book
                                              Cost         Depreciation       Value          Value
                                          -----------     --------------    ----------   --------------
           Furniture ...................  $   11,385      $       5,720     $    5,665   $       6,586
           Computer hardware ...........      797,603           540,821        256,782         341,042
           Automobile ..................      21,425             14,063          7,362          10,517
                                          -----------     --------------    ----------   --------------
                                          $   830,413     $     560,604     $  269,809   $     358,145
                                          ===========     ==============    ==========   ==============


           The net book value of property and equipment under capital leases at December 31, 2003 totalled $72,738 (2002 - $103,913), net of accumulated amortization of $204,166 (2002 - $172,991).


5.         ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

           The principle components of accounts payable and accrued liabilities were as follows:

                                                                                                      December 31,
                                                                                                   -------------------
                                                                                                       2003       2002
                                                                                                   --------   --------
Trade accounts payable .........................................................................   $333,562   $ 86,641
Accrued compensation ...........................................................................    167,177    134,797
Other accrued liabilities ......................................................................     43,966     42,433
Interest payable ...............................................................................     34,386      6,861
                                                                                                   --------   --------
                                                                                                   $579,091   $270,732
                                                                                                   ========   ========


           At December 31, 2003, accrued compensation includes $30,000 (2002 - $33,000) of consulting fees due to a director of the Company.

           At December 31, 2003, accrued compensation and accrued liabilities include, $124,139 and $7,857 which will be converted to common shares on or before the closing date of the proposed merger of the Company with ARC Communications Inc. (refer to Note 14).

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)

 6.      COMMITMENTS

         (a)      Capital leases

                                                                               December 31,
                                                                        ==========    ==========
                                                                          2003           2002
                                                                        ==========    ==========
             LeaseTec Corp International - various leases
              bearing interest from 21.6% - 35.2%,
              with monthly payments of principal
              and interest totalling $11,944 .........................  $  228,790    $  187,349
                                                                        ----------    ----------
            Howard Carter Lease Ltd. - bearing interest at
              1.08% per annum, with a monthly payment of
              principal and interest of $237 .........................      9,790         10,352
                                                                        ==========    ==========
                                                                           238,580        197,701
            Less amounts representing imputed interest at
             1.08% to 35.2% per annum ................................      13,206        10,875
                                                                        ==========    ==========
            Present value of net future minimum lease payments........     225,374       186,826

            Less current portion......................................     225,374        178,810
                                                                        ==========    ==========
                                                                        $        -    $    8,016
                                                                        ==========    ==========

                  The total amount of interest paid on capital leases for the year ended December 31, 2003 was $70 (period ended December 31, 2002 - $71; year ended May 31, 2002 - $140).

                  Management attempted to renegotiate the capital lease obligation with LeaseTec Corp International ("LeaseTec"). The Company has been unsuccessful in contacting representatives of LeaseTec and has therefore suspended payments and has ceased accrual of interest on this obligation until such time they are able to contact the lessor and renegotiate the terms. The lease obligation is personally guaranteed by the former directors of the Company.

         (b)      Operating leases

                  In addition, the Company is committed under a lease on its head office premises to May 31, 2007. Minimum future payments are as follows:

                  2004     ........................................  $  32,607
                  2005 ............................................     32,607
                  2006  ...........................................     32,607
                  2007.............................................     32,607
                  2008 and thereafter..............................         --
                  ------------------------------------------------------------
                                                                     $ 130,428
                  ============================================================

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)


 7.      CONVERTIBLE DEBENTURE

         The current and non-current portions of the debenture balance that total $380,000 ($200,000 as of December 31, 2002) is part of a private placement of debentures having an aggregate subscription level of $500,000. Each debenture has a face value of $10,000 and has a term of two years, expiring at various dates beginning November 1, 2004. All or any portion of the outstanding principal sum and accrued interest of each debenture is convertible at the option of the subscriber into common shares of the Company at a price of $0.50 per share if converted on or before the due date. The debentures are due and payable on the due date, if not converted prior to the due date. As security for the payment of the principal and interest, the Company has granted a general security interest on all of its present and after-acquired personal property and a floating charge over all of its present and after-acquired real property. Each debenture carries interest at the rate of 12% per annum, payable quarterly.

         For each $1.00 invested, each debenture holder was also granted two share purchase warrants, entitling the holder to purchase one share of common stock at a price of $0.75. The warrants have a two-year term. The total fair value of the warrants issued during the year was determined to be $54,000 and was recorded as a non-cash financing cost in the statement of operations.

         During the year, the Company offered its debenture holders the limited opportunity to convert their debentures to common shares at $0.40 per share prior to the closing of the proposed merger of the Company with ARC Communications Inc. (refer to Note 14). Of the above-noted amount, $370,000 will be converted to common shares on or before the closing date of the merger.


 8.      SHARE CAPITAL

         (a)      Stock-based compensation

                  The Company issued options to purchase common shares to contractors during the seven month period ended December 31, 2002 and the year ended May 31, 2002 as follows:

                  Number of         Exercise                Expiry
                   Shares            Price                   Date
                  -----------      ----------         ------------------
                    113,363        $     0.22            January 6,2005
                    113,636              0.22           November 30,2004
                  -----------      ----------         ------------------
                    226,999

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)


 8.      SHARE CAPITAL (CONTINUED)

         (a)      Stock-based compensation (continued)

                  The total fair value of these options was determined to be $4,545 and was recorded in the statement of operations for the seven month period ended December 31, 2002 (May 31, 2002 - $4,535) as a non-cash financing cost. The fair value of these options was determined using the Black-Scholes option pricing model with the following assumptions:

                                                            Seven months ended            Year ended
                                                             December 31, 2002          May 31, 2002
                                                            ------------------        --------------
                   Expected dividends .....................                 0%                    0%
                   Expected volatility ....................                15%                   25%
                   Risk-free interest rate ................              3.25%                 3.25%
                   Expected option life in years ..........                 2                     2


           As at December 31, 2003, the following share purchase warrants were outstanding:

                   Number of        Exercise                Expiry
                   Warrants           Price                   Date
                  -----------      ----------         ------------------

                     760,000       $     0.75           Beginning,
                                                        November 1, 2004
                     180,000       $     0.80           Beginning
                                                        December 18, 2005
                  -----------
                     940,000
                  ===========

         (b)      Private placement

                  During the year, the Company issued a new private placement offering closing in November 2003 at a price of $0.40 per unit. Each unit consists of one common share in the capital of the Company and one-half of one common share purchase warrant. Each whole warrant is transferable and entitles the holder to purchase one common share of the Company for a period of twenty-four months after closing at a price per warrant of $0.80. During the year, the Company issued 360,000 units (which included 180,000 warrants). The total fair value of the warrants issued during the year was determined to be $43,200 and was recorded as a non-cash financing cost in the statement of operations.

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)

9.    RELATED PARTY TRANSACTIONS

      Except as noted elsewhere in these consolidated financial statements, related party transactions at December 31, 2003 are as follows:

      (a) Amounts due to related parties include $42,009 (2002 - $23,443) of non-interest bearing loans and $140,000 (2002 - $100,000) of loans bearing interest at 35% per annum, acquired. The holders of the interest-bearing loans in the amount of $140,000 have agreed to convert such amounts into common shares on or before the closing date of the ARC merger (Note 13). The loans may be secured and have no specific terms of repayment.

      (b) During the year ended December 31, 2003, $102,783 (2002 - $40,780) of consulting fees and salaries were incurred to directors, companies controlled by directors and officers of the Company.

10.   INCOME TAXES

      At December 31, 2003, subject to the approval of the United States Internal Revenue Service and Canada Customs and Revenue Agency, the Company has approximately $5 million of non-capital and net operating losses that commence expiry in 2010, which may be used to reduce future income taxes otherwise payable.

      The Company's statutory tax rate is reduced to zero due to the impact of unbenefited tax loss carryforwards.

      Deferred income taxes result principally from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. Deferred tax assets and liabilities of the Company as of December 31, 2003 and 2002 are as follows:

                                                                        December 31,  December 31,
                                                                           2003          2002
                                                                       -----------   -----------
      Deferred income tax assets
        Net operating tax loss carryforwards ......................... $ 2,001,655   $ 1,698,976
        Valuation allowance for deferred income tax assets ...........  (2,001,655)   (1,698,976)
                                                                       -----------   -----------
        Net deferred income tax assets ............................... $         -   $         -
                                                                       ===========   ===========
      Deferred income tax liabilities
       Book and tax differences on assets ............................ $         -   $         -
                                                                       -----------   -----------
       Net deferred income tax liabilities ........................... $         -   $         -
                                                                       ===========   ===========

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)

10.   INCOME TAXES (CONTINUED)

      Due to the uncertainty surrounding the realization of deferred income tax assets in future income tax returns, the Company has recorded a 100% valuation allowance against its deferred income tax assets.

      A reconciliation between the Company's effective tax rate and the U.S. Federal statutory rate is as follows:

                                                                                     Seven months
                                                                       Year ended       ended      Year ended
                                                                       December 31,   December 31,    May 31,
                                                                           2003          2002          2002
                                                                       -----------    ----------   -----------
          Net loss ................................................... $  (831,745)   $ (382,173)  $  (801,091)
          Federal statutory tax rate .................................         35%           35%           35%

          Income taxes at U.S. Federal statutory rate ................ $  (291,110)   $ (133,761)  $  (280,382)
          Benefit of losses not tax effected .........................     291,110       133,761       280,382
                                                                       -----------    ----------   -----------
                                                                       $         -    $        -   $         -
                                                                       ===========    ==========   ===========

11.      CHANGES IN NON-CASH OPERATING ASSETS AND LIABILITIES


                                                                                     Seven months
                                                                       Year ended       ended      Year ended
                                                                      December 31,    December 31,   May 31,
                                                                          2003          2002          2002
                                                                       -----------    ----------   -----------
          Accounts receivable and other .............................. $   (27,596)   $ (155,590)  $   (11,470)
          Prepaid expenses and other .................................      (5,651)       (3,367)      (10,414)
          Accounts payable and accrued liabilities ...................     308,359       (48,586)       (7,949)
          Deferred revenue ...........................................     (57,723)       69,800             -
                                                                       ===========    ==========   ===========
                                                                       $   217,389    $ (137,743)  $   (29,833)
                                                                       ===========    ==========   ===========

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)

12.   SEGMENTED DISCLOSURES

      The Company manages its operations in one business segment, the provision of wireless high-speed Internet network solutions to hotels, conference centres and commercial buildings. The Company attributes revenue among geographical areas based on location of the customers involved. The following table presents a summary of total revenues by geographical region:

                                                                              December 31,
                                                                          2003           2002
                                                                       -----------   -----------
      United States .................................................. $ 1,884,047   $   436,139
      Canada .........................................................     122,527        52,016
                                                                       -----------   -----------
                                                                       $ 2,006,574   $   488,155
                                                                       ===========   ===========

The following table presents a summary of property and equipment by geographical region:

                                                                               December 31,
                                                                           2003         2002
                                                                       -----------   -----------
      Property and equipment, net
        United States................................................. $   181,767   $   257,010
        Canada........................................................      88,042       101,135
                                                                       -----------   -----------
                                                                       $   269,809   $   358,145
                                                                       ===========   ===========

            ROOMLINX INC.
            NOTES TO THE FINANCIAL STATEMENTS
            YEAR ENDED DECEMBER 31, 2003
            (STATED IN UNITED STATES DOLLARS)


13.         SUPPLEMENTARY INFORMATION

            The unaudited results of operations for the seven month period ended December 31, 2001 are as follows:
                                                          Seven months
                                                                 ended
                                                          December 31,
                                                                  2001
                                                           (Unaudited)
                                                          ------------
            Revenue
            System sales and installation                 $          -
            Service, maintenance and usage                     119,362
                                                          ------------
                                                               119,362
                                                          ------------
            Cost of Revenue
            System sales and installation                            -
            Service, maintenance and usage                      99,442
                                                          ------------
                                                                99,442
                                                          ------------
            Gross profit                                        19,920
                                                          ------------

            Operating expenses
            Sales and marketing                                213,842
            General and administrative                         185,157
            Amortization of property and equipment             104,455
                                                          ------------
                                                               503,454
                                                          ------------
            Loss from operations                              (483,534)
                                                          ------------
            Other
            Interest expense                                    (6,356)
            Foreign exchange                                     4,884
            Non-cash financing costs                                 -
                                                          ------------
            Total other                                         (1,472)
                                                          ------------
            Loss for the period                           $   (485,006)
                                                          ============

            Basic loss per share                          $      (0.04)
                                                          ============
            Basic weighted-average number of common
            shares used to calculate loss per share         11,016,657
                                                          ============

                                  ROOMLINX INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                     YEAR ENDED DECEMBER 31, 2003 (STATED IN
                             UNITED STATES DOLLARS)

14.   PROPOSED MERGER WITH ARC COMMUNICATIONS INC.

      In December 2003, the Company executed a definitive Agreement to merge with ARC Communications Inc. ("ARC"), a full service media and technology communications firm. ARC is a publicly traded company trading on the OTCBB. Under the current capitalization structure, ARC will acquire the Company in a reverse take-over transaction whereby the ARC shares following the merger will be held approximately 3/4 by the Company's shareholders and 1/4 by ARC shareholders. The closing of the merger is subject to a number of conditions, including approval by the shareholders of the Company and ARC.


15.   SUBSEQUENT EVENTS

      The Company received $40,000 from a shareholder on January 13, 2004. This loan will bear interest at 12% and is secured by all contract rights and general intangibles whether now owned or hereafter acquired.

Item 7(b). Pro Forma Financial Information.
==========


                             Arc Communications Inc.
                   Pro Forma Condensed Combined Balance Sheet
                                   (Unaudited)
                      (Expressed in United States Dollars)

                                                      Historical     Historical    Pro Forma        Pro Forma
                                                        ARC           RoomLinx    Adjustments       Combined
                                                     -----------   -----------    -----------      -----------
                            ASSETS
CURRENT ASSETS
 Cash and Cash Equivalents                           $     2,000   $     7,000    $ 1,076,000 1    $ 1,085,000
 Accounts Receivable-net                                  48,000       226,000                         274,000
 Costs in Excess of Billings                              12,000                                        12,000
 Prepaid Expenses                                                       21,000                          21,000
 Other Receivables                                         2,000                                         2,000
 Due from sale of continuing professional segment        100,000                                       100,000
                                                     -----------   -----------    -----------      -----------
      Total Current Assets                               164,000       254,000      1,076,000        1,494,000
                                                     -----------   -----------    -----------      -----------

PROPERTY AND EQUIPMENT-NET                                 7,000       270,000                         277,000

OTHER ASSETS
 Deferred Costs                                           54,000                      (54,000)1
 Security Deposits                                        16,000                                        16,000
                                                     -----------   -----------    -----------      -----------

      Total Other Assets                                  77,000       270,000        (54,000)         293,000
                                                     -----------   -----------    -----------      -----------

TOTAL ASSETS                                         $   241,000   $   524,000    $ 1,022,000      $ 1,787,000
                                                     ===========   ===========    ===========      ===========

    LIABILITIES AND STOCKHOLDERS
     EQUITY (CAPITAL DEFICIENCY)

CURRENT LIABILITIES
 Line of Credit                                      $   120,000   $              $  (120,000)1    $
 Accounts Payable and Accrued Expenses                   716,000       579,000        (54,000)1      1,241,000
 Deferred revenue                                                       12,000                          12,000
 Due to related parties                                                182,000       (182,000)2
 Current portion of obligations under capital lease                    225,000                         225,000
 Loans payable                                                          23,000                          23,000
 Current portion of convertible debentures                             200,000       (200,000)2
                                                     -----------   -----------    -----------      -----------
      Total Current Liabilities                          836,000     1,221,000       (556,000)       1,501,000
                                                     -----------   -----------    -----------      -----------
      Convertible debentures, net of current portion                   180,000       (170,000)2         10,000
                                                     -----------   -----------    -----------      -----------
Total Current Liabilities                                836,000     1,401,000       (726,000)       1,511,000
                                                     -----------   -----------    -----------      -----------

  Preferred Stock, Stated Value $.20;
     5,000,000 Shares Authorized;
     Issued and Outstanding 720,000 Shares               144,000                                       144,000

  Common Stock, $.001 Par Value,
     Authorized 45,000,000 shares (250,000,000
     pro forma, issued and outstanding
     14,984,459 shares; pro forma 100,279,465 shares)     15,000        15,000         17,000 1        100,000
                                                                                       53,000 3


  Additional Paid in Capital                           1,428,000     4,709,000      1,179,000 1      5,633,000

                                                                                      552,000 2
                                                                                      (53,000)3
                                                                                   (2,182,000)4

  Accumulated Deficit                                 (2,182,000)   (5,601,000)     2,182,000 4     (5,601,000)
                                                     -----------   -----------    -----------      -----------
EQUITY (CAPITAL DEFICIENCY)                             (595,000)     (877,000)     1,748,000          276,000
                                                     -----------   -----------    -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY            $    241,000  $   524,000    $ 1,022,000      $ 1,787,000
                                                     ===========   ===========    ===========      ===========


See notes to the unaudited pro forma condensed combined financial statements.

                             Arc Communications Inc.
              Pro Forma Condensed Combined Statements of Operations

                      For the Year Ended Decemebr 31, 2003
                                   (Unaudited)
                      (Expressed in United States Dollars)


                                                      Historical    Historical     Pro Forma       Pro Forma
                                                         Arc         RoomLinx     Adjustments       Combined
                                                     -----------   -----------    -----------      -----------

 REVENUES
       System sales and installation                               $ 1,524,000                     $ 1,524,000
       Service, maintenance and usage                                  483,000                         483,000
       Multimedia                                    $   762,000             -                         762,000
                                                     -----------   -----------    -----------      -----------
 Total Revenue                                          762,000      2,007,000                       2,769,000
                                                     -----------   -----------    -----------      -----------

 COSTS AND EXPENSES
       System sales, installation and service                  -     1,233,000                       1,233,000
       Operating Costs                                   202,000       206,000                         408,000
       Selling, General and Administrative               970,000     1,027,000                       1,997,000
       Impairment Loss                                    76,000             -                               -
       Depreciation and Amortization                      65,000       110,000                         175,000
                                                     -----------   -----------    -----------      -----------

            Total Costs and Expenses                   1,313,000     2,576,000                       3,813,000
                                                     -----------   -----------    -----------      -----------

 OTHER EXPENSES
       Foreign exchange                                        -        83,000              -           83,000
       Interest Expense                                    15,000       26,000   $    (15,000)1         26,000
       Non-cash financing costs                                -       153,000              -          153,000
                                                     -----------   -----------    -----------      -----------

            Total Other Expense                           15,000       262,000        (15,000)         262,000
                                                     -----------   -----------    -----------      -----------



 LOSS FROM CONTINUING OPERATIONS                        (566,000)     (831,000)                     (1,306,000)
       Provision for income taxes                          6,000                                         6,000
                                                     -----------   -----------    -----------      -----------
 LOSS FROM CONTINUING OPERATIONS                        (572,000)     (831,000)       (15,000)      (1,312,000)

       Preferred stock dividend imputed                  (13,000)                                      (13,000)
                                                     -----------   -----------    -----------      -----------

 Loss from continuing operations
       attributable to common stockholders           $  (585,000)  $  (831,000)   $   (15,000)     $(1,325,000)
                                                     ===========   ===========    ===========      ===========

 Weighted Average Number of Shares Outstanding          14,984,000                 85,295,000 a    100,279,000


BASIC AND DILUTED
LOSS PER COMMON SHARE                                $     (0.04)                                  $     (0.01)
                                                     ===========                                   ===========


See notes to unaudited pro forma condensed combined financial statements.

                             Arc Communications Inc.
    Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
                                   (Unaudited)

1.    Basis of Presentation

      The accompanying unaudited pro forma condensed combined financial statements give effect to the acquisition of RoomLinX by way of the merger of ARC with RoomLinX as if the merger had occurred on January 1, 2003 for the purposes of the statements. The pro forma condensed combined balance sheet combines the December 31, 2003 balance sheets of ARC and RoomLinX. The pro forma condensed combined statement of operations for the year ended December 31, 2003 combines the historical results of ARC for the fiscal year ended December 31, 2003 with the historical results of RoomLinX for the fiscal year ended December 31, 2003.

      The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made, and the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ materially from the pro forma allocation included herein. You should read the accompanying unaudited pro forma condensed combined financial data and related notes in conjunction with the audited financial statements and notes thereto included in ARC's Form 10-KSB for the year ended December 31, 2003 and the financial statements of RoomLinX included in this Form 8-K/A. We provide the accompanying unaudited pro forma condensed combined financial statements for informational purposes only. It is not necessarily indicative of the results that will be achieved for future periods and does not purport to represent what our financial position or results of operations would actually have been if the merger of ARC with RoomLinX had, in fact, occurred on January 1, 2003.

      The pro forma condensed consolidated financial statements included in this Form 8-K/A have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures are adequate to make the information not misleading.

2.    Pro Forma Adjustments

      1. Through March 29, 2004, ARC issued 16,666,661 shares of its common stock in a private placement transaction raising $1,196,000 after expenses. Pursuant to the Merger Agreement, as a condition to closing, ARC was required to raise a minimum of $500,000 in a private placement of its securities. ARC used a portion of the funds raised in the private placement to repay its line of credit and certain accounts payable and anticipates using the remainder for working capital.

      2. Prior to the consummation of the merger, all of the outstanding convertible debentures and amounts due from related parties will be converted into RoomLinX common stock except for a $10,000 convertible debenture.

      3. All outstanding shares of RoomLinX common stock will be converted into 68,378,346 shares of ARC's common stock, including shares relating to the conversion of the RoomLinX convertible debt. Additionally, 250,000 shares of ARC's common stock will be issued to financial consultants as commissions for the merger.

      4. ARC's accumulated deficit has been eliminated since the transaction will be accounted for as a reverse acquisition whereby RoomLinX will be the accounting acquirer.

            The combination is being accounted for as a purchase business combination as defined by Statement of Financial Account Standards No. 141, Business Combinations. Because RoomLinX stockholders will own a majority of the outstanding shares of the combined company upon completion of the combination, the combination will be accounted for as a reverse acquisition in which ARC will survive as the combined company. Accordingly, for accounting purposes, ARC is treated as the acquired company and RoomLinX is treated as the acquiring company. Under reverse acquisition accounting, the purchase price of ARC is based upon the fair value of ARC common stock and the fair value of ARC stock options. The purchase price of ARC will be allocated to the assets and liabilities of ARC assumed by RoomLinX as the acquiring company for accounting purposes, based on their estimated fair market values at the acquisition date.

            a.    Loss Per Share

            Basic and diluted net loss per share is calculated by dividing pro forma net loss by the pro forma outstanding common shares.

            The weighted average shares outstanding have been adjusted to reflect the shares to be issued as a result of the merger transaction.



                                       31